UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2006
DIGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal	(Zip Code)
executive offices)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Change in Control Employment Agreement with C. Douglas White
On June 8, 2006, C. Douglas White was appointed Senior Vice President, Sales and Marketing - Americas and Asia Pacific by the Board of Directors of Digene Corporation (“Digene”). Prior to his appointment as a Senior Vice President, Mr. White was Digene’s Vice President, Sales and Marketing - Americas and Asia Pacific. In connection with his appointment as a Senior Vice President, on June 8, 2006, Mr. White entered into a Change in Control Employment Agreement with Digene. The Change in Control Employment Agreement is substantially similar to the Change in Control Employment Agreements that Digene previously entered into with its senior executive officers other than its Chief Executive Officer and President, the form of which was filed with Digene’s Form 10-Q for the quarterly period ended March 31, 2006.
Pursuant to the Change in Control Employment Agreement, in the event of a change in control of the Company (as defined in the Agreement), Mr. White will, for a period of two years, continue in the position he held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control. The Agreement further provides that if, within two years following a change in control, Mr. White’s employment is terminated under certain conditions, he will become entitled to additional payments and benefits. The foregoing description of the Change in Control Employment Agreement is not complete and is qualified in its entirety by reference to the form of Change in Control Employment Agreement, which is referenced in Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Grants of Restricted Stock Units
On June 8, 2006, upon the recommendation of the Compensation Committee, Digene’s Board of Directors awarded each of the following executive officers of Digene restricted stock units representing 10,000 shares of Digene’s common stock:
Attila Lorincz, Ph.D.
Robert McG. Lilly
Belinda Patrick
Joseph P. Slattery
C. Douglas White
The restricted stock unit awards were granted under Digene’s Amended and Restated 1999 Incentive Plan, as amended (the “1999 Plan”) and were granted for the purpose of providing retention incentive compensation to these senior executives. Each of the restricted stock unit awards will vest in its entirety on June 8, 2009, the third anniversary of the date of grant, if the award recipient remains continuously employed by Digene during the three-year vesting period. The 1999 Plan and the form of Restricted Stock Unit Award Certificate used in connection with the restricted stock unit grants are referenced or included as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 8, 2006, Evan Jones, Digene’s Chairman & Chief Executive Officer, announced that he expects to retire as Chief Executive Officer during Digene’s fiscal year ending June 30, 2007, once a successor has been appointed. Mr. Jones expects to continue as a member of Digene’s Board of Directors after his retirement. The Nominating and Corporate Governance Committee of the Board of Directors of Digene will oversee the search for a new Chief Executive Officer and is in the process of retaining an executive search firm to conduct this search. A copy of the press release announcing Mr. Jones’ retirement is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
10.1	Form of Change in Control Employment Agreement, as amended, between Digene Corporation and certain senior executive officers (Incorporated by reference to Exhibit 10.4 to Digene Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.2	Digene Corporation Amended and Restated 1999 Incentive Plan, as amended (Incorporated by reference to Exhibit 4.1 to Digene’s Registration Statement on Form S-8 (File No. 333-131592) filed with the SEC on February 6, 2006).

10.3*	Form of Digene Corporation Amended and Restated 1999 Incentive Plan Restricted Stock Unit Award Certificate.

99.1*	Press Release dated June 8, 2006, issued by Digene Corporation.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)
	By:	/s/ Vincent J. Napoleon
Date: June 9, 2006	Name:	Vincent J. Napoleon
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change in Control Employment Agreement, as amended, between Digene Corporation and certain senior executive officers (Incorporated by reference to Exhibit 10.4 to Digene Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.2	Digene Corporation Amended and Restated 1999 Incentive Plan, as amended (Incorporated by reference to Exhibit 4.1 to Digene’s Registration Statement on Form S-8 (File No. 333-131592) filed with the SEC on February 6, 2006).

10.3*	Form of Digene Corporation Amended and Restated 1999 Incentive Plan Restricted Stock Unit Award Certificate.

99.1*	Press Release dated June 8, 2006, issued by Digene Corporation.

*	Filed herewith.

5